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                                 AMENDMENT NO.3
                                       TO
                        RESTRICTED STOCK AWARD AGREEMENT


THIS Amendment (the "Amendment"), dated as of July 25, 2002, to the Restricted Stock Award Agreement, dated January 2, 2002, is entered into between Jarden Corporation, a Delaware corporation (the "Company") and Ian G. H. Ashken, (the "Employee").

WITNESSETH:

                  WHEREAS, the Employee and the Company are parties to that certain Restricted Stock Award Agreement effective as of January 1, 2002, as amended, (the "Agreement"); and

                  WHEREAS, the parties mutually desire to amend the Agreement on the terms and conditions set forth more fully below.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, the Company and the Employee hereby agree as follows:

                  1. Section 1 of the Agreement is hereby amended to change the pre-split $45.00 price per share at which the restrictions lapse, to $35.00 per share on a post- split basis.

                  2. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment.

                  IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                                     JARDEN CORPORATION

                                     By:   /s/ Martin E. Franklin
                                           ----------------------

                                     Its:  Chairman and Chief Executive Officer
                                           ------------------------------------


                                     /s/ Ian G.H. Ashken
                                     -------------------
                                     Ian G.H. Ashken